                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)



Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|    Preliminary proxy statement.

  |X|    Definitive proxy statement.

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

  |_|    Definitive additional materials.

  |_|    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               ASAHI/AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       |X|       No fee required.

       |_|       Fee computed on table below per Exchange Act Rules 14a-(6)(i)
                 (1) and 0-11.

       (1)       Title of each class of securities to which transaction applies:


                 ---------------------------------------------------------------

       (2)       Aggregate number of securities to which transactions applies:


                 ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                 ---------------------------------------------------------------

       (4)       Proposed maximum aggregate value of transaction:


                 ---------------------------------------------------------------

       (5)       Total fee paid:


                 ---------------------------------------------------------------

       |_|       Fee paid previously with preliminary materials.

       |_|       Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)       Amount Previously Paid:


                 ---------------------------------------------------------------

       (2)       Form, Schedule or Registration Statement No.:


                 ---------------------------------------------------------------

       (3)       Filing Party:


                 ---------------------------------------------------------------

       (4)       Date Filed:


                 ---------------------------------------------------------------

                              ASAHI/AMERICA, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MAY 26, 1999 - 10:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Asahi/America, Inc. will be held on Wednesday, May 26, 1999 at 10:00 A.M., at the offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts, to consider and act upon the following matters:

    1. To elect two (2) Directors, with their terms to expire at the 2002 Annual Meeting of Stockholders;

    2. To ratify the action of the Directors reappointing Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1999; and

    3.  To transact such other business as may properly come before the meeting.

    If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Boston EquiServe Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021.

    Only stockholders of record on the books of the Company at the close of business on April 12, 1999, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,
                                          Burton Winnick, Clerk

Dated: April 23, 1998

                              ASAHI/AMERICA, INC.
                               EXECUTIVE OFFICES:
                                35 GREEN STREET
                          MALDEN, MASSACHUSETTS 02148
                                PROXY STATEMENT
                               VOTING PROCEDURES

    This proxy statement and the accompanying proxy card are first being mailed to stockholders commencing on or about April 23, 1999. The accompanying proxy is solicited by the Board of Directors of Asahi/America, Inc. (the "Company" or "Asahi"), for use at the Annual Meeting of Stockholders to be held on May 26, 1999, and any adjournment or adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, facsimile and personal interview without additional compensation.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted "FOR' proposals 1 and 2 and in the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by written notice to the Company, by oral notice to the Clerk at the Meeting or by submitting a later dated proxy.

    The Board of Directors has fixed April 12, 1999 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting. On the record date, there were 3,405,000 shares of Common Stock of the Company ("Common Stock") issued and outstanding. The holders of Common Stock do not have cumulative voting rights.

    For all Items on the agenda, the holders of a majority in interest of Common Stock issued and outstanding and entitled to vote and present in person or represented by proxy, will constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of Directors and/or abstain from voting on an Item, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

    Assuming the presence of a quorum, Directors of the Company are elected by majority vote of the Common Stock present in person or represented by proxy and voting in the election of Directors. Shares may be voted for or withheld from each nominee for election as a Director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and will have no effect on the election of Directors of the Company.

    Assuming the presence of a quorum, Item 2 must be approved by affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy and voting on such matter. Shares represented by proxies which are marked "abstain" for Item 2 on the proxy card and proxies which are marked to deny discretionary authority on other matters will not be included in the vote totals for those items and, therefore, will have no effect on the votes for Items 1 or 3.

    Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of

Directors, and Item 2, the ratification of independent accountants are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine", brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a specific choice "for," "against" or "abstain" on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. Broker "non-votes" with respect to "routine" matters such as Items 1 and 2 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At the Meeting, shares represented by such proxy card would be voted for the election of the Director nominees and for the ratification of the independent accountants.

                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

    The Board of Directors currently consists of seven members, divided as nearly as possible into three classes each having an equal number of Directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of the stockholders.

    Nominees Masahiro Inoue and Martin J. Reid, the Directors whose terms expire at the 1999 Annual Meeting, are both currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of the nominees to a three-year term expiring at the 2002 Annual Meeting, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate by striking out the name of the nominee(s) on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

    INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

    The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age, for the nominees for election as a Director, each Director continuing in office and the executive officers of the Company who are not Directors, based on information furnished to the Company by each Director and officer. The following information is as of March 31, 1999 unless otherwise noted.

                                                                                                              TERM AS
NAME                                                            AGE          POSITION WITH COMPANY        A DIRECTOR ENDS
----------------------------------------------------------      ---      ------------------------------  -----------------
NOMINEES FOR ELECTION:
  Masahiro Inoue..........................................          45   Director                                 2002*
  Martin J. Reid..........................................          57   Director                                 2002*

DIRECTORS CONTINUING IN OFFICE:
  Samuel J. Gerson........................................          56   Director (1) (2)                         2001
  Nannette S. Lewis.......................................          49   Director                                 2001
  Masashi Uesugi..........................................          57   Director (1) (2)                         2001
  Leslie B. Lewis.........................................          58   Chairman of the Board,
                                                                         President and Chief
                                                                         Executive Officer                        2000
  Jeffrey C. Bloomberg....................................          50   Director (1) (2)                         2000

------------------------

*   Assuming election at this Annual Meeting.

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

NOMINEES FOR ELECTION AS DIRECTORS

    MASAHIRO INOUE has served as a Director of the Company since March 1998. Since April 1999, Mr. Inoue has been General Manager of the Plastics Department of Nichimen America Inc. He was previously a Manager in the Plastics Department (Industrial Materials) of Nichimen Corporation since 1993. Prior thereto, Mr. Inoue was the Manager of the Plastics Department of Nichimen America Inc.'s New York office since 1988, and in the Plastics Sales Department from 1978 to 1988. Mr. Inoue began his career with Nichimen Corporation in the Plastics Department Delivery Section in 1976, after graduating from Niigata University in Japan.

    MARTIN J. REID has been a Director of the Company since April 1998. Mr. Reid is President, Chief Executive Officer and a Director of Ibis Technology Corporation, a publicly held corporation that supplies technology for computer and related semiconductor integrated circuits. Prior to joining Ibis in 1997, Mr. Reid served as a Strategy and Technology Consultant (from 1996 to 1998), President and Chief Executive Officer (from 1985 to 1991) and as a Director (from 1985 to 1998) of Alpha Industries, Inc., a publicly held worldwide supplier of telecommunications components to the wireless cellular and personal communications services markets.

DIRECTORS CONTINUING IN OFFICE

    LESLIE B. LEWIS has served as President and Chief Executive Officer of the Company since November 1989. Prior thereto, for more than 20 years, he served in various executive management positions with the Company. Mr. Lewis has been a Director of the Company since 1977. He was elected Chairman of the Board in October 1996. Mr. Lewis is also the Chairman of Quail Piping Products, Inc., a wholly owned subsidiary of the Company. Mr. Lewis is a Director of Ibis Technology Corporation, as to which Martin Reid is President and Chief Executive Officer.

    JEFFREY C. BLOOMBERG has been a Director of the Company since the closing of the Company's public offering in May 1996. Mr. Bloomberg is the President and principal of Bloomberg Associates, Inc., a private investment banking firm that he founded in January 1994. For 14 years prior thereto, Mr. Bloomberg was associated with the investment banking firm of Bear, Stearns & Co., Inc., including as a Senior Managing Director from 1985 through November 1993, and as a General Partner of its predecessor.

    SAMUEL J. GERSON has been a Director of the Company since the closing of the Company's public offering in May 1996. Mr. Gerson has been Chairman of the Board and Chief Executive Officer of Filene's Basement, Inc. since January 1984. He is a Director of Bon Ton Stores, Inc. and Allmerica Financial.

    NANNETTE S. LEWIS has been a Director of the Company since 1989. Mrs. Lewis has been the President and principal of Nannette Lewis Interiors, Inc., which has been engaged in providing commercial and residential interior design services for more than ten years.

    MASASHI UESUGI has been a Director of the Company since 1997. Since April 1997, Mr. Uesugi has been the Executive Vice President of Nichimen America Inc., a United States subsidiary of Nichimen Corporation. Since July 1998 Mr. Uesugi has been a Director of Nichimen Corporation. Prior thereto, since 1964 Mr. Uesugi was continuously employed by Nichimen Corporation in a number of managerial capacities, last as Deputy Senior General Manager of the Plastic Division.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    KOZO TERADA has served in his current positions as Vice President, Treasurer and Chief Financial Officer since May 1993, and served as a Director from May 1993 until March 1996. Prior to assuming his positions with the Company, he held various management positions with Nichimen Corporation for more than 24 years, last as a manager in the Plastics Division.

    PETER SCHWARTZ has served as a Senior Vice President since May, 1998. Prior thereto Mr. Schwartz was the Director of Sales and Marketing of Fireye, Inc. in Derry, New Hampshire since 1997. Fireye is a division of Williams Holding (UK) and a worldwide manufacturer of flame safeguard equipment for the combustion marketplace. Prior thereto Mr. Schwartz was a partner in Harrison Hurley & Co. in Providence, Rhode Island during 1995 and 1996 and President of Apogee Golf a manufacturer and marketer of golf equipment from 1990 through 1995. He holds a B.S. in Management Engineering from Worcester Polytechnic Institute.

    RONALD J. RICHARDS has been Vice President of Sales of the Company since September 1997. Prior thereto Mr. Richards was the Company's National Sales Manager from 1995 until 1997, and he started with the Company as Western Regional Sales Manager in 1991.

    ROBERT B. LEWIS has served as a Vice President and General Manager since September 1997. Mr. Lewis was an Assistant Vice President of Marketing and Sales of the Company from 1995 to August 1997, and served as Customer Service Manager from 1993 to 1995. Mr. Lewis started with the Company in 1990 as a Customer Service Representative, in which capacity he served until 1993. Mr. Lewis holds a B.A. degree from Colby College and a Masters in Business Administration from Northeastern University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company's Board of Directors held 10 meetings, including 7 actions by unanimous written consent, during fiscal year 1998. The Audit Committee, which held 1 meeting in fiscal year 1998, meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee consists of three members, currently Messrs. Uesugi, Bloomberg and Gerson, and is reconstituted annually.

    The Compensation Committee, which held 2 meetings, in fiscal year 1998, recommends to the Board of Directors the compensation of the Company's executive officers. It also administers the Company's 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan. The Compensation Committee consists of three members, currently Messrs. Uesugi, Bloomberg and Gerson, and is reconstituted annually.

    All Directors attended at least 75% of the meetings of the Board and of the committees of which they are members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee has interlocking or other relationships with other compensation committees or boards that would call into question his or her independence as a Committee member.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or affiliated with or related to a principal stockholder of the Company receive a quarterly fee of $1,875 for serving on the Board and a fee of $500 for each Board or Committee meeting attended, plus reimbursement of out-of-pocket expenses for attendance at such meetings.

    Under a formula-based stock option plan for independent Directors (the "Directors' Plan"), each current Director who is not an employee or affiliated with or related to a principal stockholder of the Company as of the adoption of the Directors' Plan or first elected after the effective date of the Directors' Plan receives, upon his or her election to the Board, a one-time grant of an option to purchase 10,000 shares of the Company's Common Stock. Each such option has an exercise price per share equal to the fair market value of a share of Common Stock on the date of election to the Board, is fully vested when granted, and is exercisable for a period of 5 years.

               RATIFICATION OF CHOICE OF INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

    The Board of Directors has reappointed the firm of Arthur Andersen LLP, independent accountants to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Meeting.

    Arthur Andersen LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be given the opportunity to make a statement on behalf of Arthur Andersen LLP if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the Meeting.

    Proxies solicited by management will be so voted unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 1999, but will consider the stockholder vote in appointing auditors for fiscal 2000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1999.

                                 OTHER BUSINESS

    In addition to the business described above, there will be remarks by the Chairman of the Board and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions about the Company.

    As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Prior to the Company's public offering in May 1996 and the concurrent election of the Company's Compensation Committee, the Board of Directors determined the compensation and benefits of all executive officers of the Company. With the election of the Compensation Committee (the "Committee"), the Board delegated that task to the Committee and charged the Committee with the task of reviewing general policy matters relating to compensation and benefits of employees of the Company, and making recommendations concerning these matters to the Board of Directors. The Committee also administers the Company's 1996 Equity Incentive Plan.

    The compensation policy of the Company for its executive officers is based on the following principles:

    - The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

    - The compensation program should reflect the highly competitive nature of the industry in which the Company operates; and

    - An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

    The Company markets and sells thermoplastic valves, piping systems and components for use in a variety of environmentally sensitive and industrial applications, including, semiconductor manufacturing, chemical processing, waste treatment processing and pharmaceutical manufacturing. The Company also manufactures pneumatic and electric actuators and controls, double containment piping systems, flow meter devices, industrial filtration equipment and related products. The industrial valve, pipe and fittings market is very fragmented, with many manufacturers and suppliers. The Company estimates that there are more than 100 suppliers of metal valves and at least a dozen suppliers of thermoplastic valves. The Company believes that there are two companies which have significant shares of both markets, one additional significant competitor in the valve market and three additional significant competitors in the pipe market.

    The executive officers' salaries, bonuses and, when granted, options to purchase stock of the Company, have been determined based on the subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Board or Committee (as the case may be) according to his or her own experience and background. Among the criteria used in making such evaluation of the appropriate compensation of each executive officer are:

    - his influence on the performance of the Company through his management, financial and/or sales skills;

    - his ability to work with other executive officers in carrying out corporate policies;

    - his ability to work with, influence and effectuate the policies of the Board of Directors;

    - his skill in long range planning for the Company's future growth and activities; and

    - the manner in which he positions the Company to succeed in what has been in recent years a very competitive market.

    These criteria are used in determining each element of compensation. Except for the bonus determination with respect to the Chief Executive Officer and the determination of the pool, if any, to be available for the Company's profit sharing plan, there is no specific relationship between the performance of the Company and the compensation of the executive officers. With respect to bonuses for officers other than the Chief Executive Officer, however, performance of the Company is given more weight than the other criteria.

    The salary shown in the Summary Compensation Table represents the fixed portion of compensation for each named executive officer for the year.

    Mr. Lewis' employment agreement with the Company which was amended and restated in December 1997 and amended further in April 1999, automatically extends from year to year unless either party gives the appropriate notice of non-renewal forty-five days prior to the end of a term. Mr. Lewis' agreement provides for an annual base salary of $330,000. Mr. Lewis is also eligible to receive an annual bonus equal to the sum of (i) $100,000 multiplied by a fraction (not greater than one), the numerator of which is the Company's net operating income ("NOI") for such year and the denominator of which is the Company's target net operating income ("Target NOI") specified in the agreement for that year plus (ii) an amount equal to 10% of the amount by which NOI for the year exceeds Target NOI for the year. For purposes of the agreement, NOI is the Company's net income before taxes, depreciation, amortization and certain other defined expenses. To the extent that NOI exceeds Target NOI for any year, it is Mr. Lewis' option to include such excess in the calculation of the Target NOI for the given year or to carry forward the amount and add it to NOI in the following year. Pursuant to the agreement, the Company is obligated to maintain Key Man life insurance on Mr. Lewis in the amount of $5 million, and if Mr. Lewis is still employed with the Company at the end of ten years (December 31, 2005), to use the accumulated cash surrender value of the policy, if any, in excess of total premiums paid (which will be refunded to the Company) to fund a retirement benefit for Mr. Lewis, and he has the right thereafter to designate the beneficiary under the policy. In the event that Mr. Lewis leaves the employ of the Company without cause or due to a Change in Control (both as defined in the agreement) within the 10 year period, the Company is obligated to continue to maintain the policy thereafter at the Company's expense. Following such an event, in the event of Mr. Lewis' death the Company would receive payment in the aggregate amount of all premiums paid by it and the remainder of the proceeds would be payable to Mr. Lewis' designated beneficiaries. Mr. Lewis' rights relative to the policy are to be secured by an interest in the policy.

    In the event Mr. Lewis' employment is terminated without cause or he resigns for "Good Reason" (as defined in the agreement), Mr. Lewis is entitled to severance pay consisting of his base salary at the time of termination for a period of twenty-four months, including bonus and other benefits. In addition, if there is a termination of Mr. Lewis in connection with a "Change in Control", Mr. Lewis is entitled to receive a sum equal to 2.99 times his "base amount" within the meaning of Section 280G(b)(3) of the Internal Revenue Code.

    The Company's employment agreement with Mr. Terada was amended and restated effective January 1, 1999 and terminates on December 31, 1999. The agreement automatically extends from year to year unless either party gives the appropriate notice of non-renewal forty-five days prior to the end of the term. Under the agreement, Mr. Terada is entitled to base compensation of $155,000. Mr. Terada will be entitled to receive bonuses at such times and in such amounts as the Committee may determine in its discretion.

    The Company's 1996 Equity Incentive Plan ("Equity Plan") was adopted by the Board of Directors and stockholders of the Company on March 11, 1996. A total of 330,000 shares of Common Stock have been reserved for awards under the Equity Plan. The Equity Plan is intended to be an incentive to the key employees of, and persons who provide services to, the Company by enabling them to acquire or increase their proprietary interest in the Company. The Committee may make awards under the Equity Plan in the form of stock options (both qualified and non-qualified), stock appreciation rights, performance shares, restricted stock or stock units. The Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the award and to fix all terms of any awards granted. Qualified stock options (which are intended to qualify as incentive stock options under Section 422 of the

Internal Revenue Code) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for qualified options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares as to which a qualified stock option becomes exercisable in any year may not exceed $100,000. The term of qualified stock options may not exceed ten years (five years in the case of options granted to any 10% stockholder of the Company). Non-qualified stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price in the case of options, purchase price, restrictions on transfer, forfeiture and other provisions) as the Committee may determine. The Equity Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement. Executive officers currently hold options for an aggregate of 99,000 shares. All executive officers other than Leslie B. Lewis received their options at the time the Company closed its initial public offering, or if later named an executive officer, at such time. Mr. Lewis was granted options to purchase 30,000 shares on March 31, 1999 at $7.50 per share. In granting these options, the Committee took into account his duties and responsibilities, including the start-up of Quail Piping, Mr. Lewis' years of service to the Company, the fact that Mr. Lewis did not receive options upon the Company's initial public offering along with other executive officers, the number of outstanding options, the size of prior awards and the desire to further provide incentive to Mr. Lewis relative to the growth of the Company.

    The Committee has reviewed the potential consequences for the Company of
Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers of the employing company. Based on such review, the Compensation Committee believes that the limitation had no effect on the Company in 1998 nor will it have any effect on the Company in 1999.

                                          Respectfully submitted,
                                          JEFFREY C. BLOOMBERG
                                          SAMUEL J. GERSON
                                          MASASHI UESUGI

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation paid or accrued by the Company during the fiscal years ended December 31, 1996, 1997 and 1998, to or for the Company's Chief Executive Officer and its four other most highly compensated executive officers for fiscal year 1998 (the "named executive officers").

                                                                                                    LONG-TERM
                                                             ANNUAL COMPENSATION                  COMPENSATION
                                              --------------------------------------------------   SECURITIES
                                                                                     OTHER         UNDERLYING
                                                YEAR      SALARY      BONUS         ANNUAL           OPTIONS
NAME AND PRINCIPAL POSITION                      ($)        ($)        ($)      COMPENSATION($)        (#)
--------------------------------------------  ---------  ---------  ---------  -----------------  -------------
Leslie B. Lewis, Chairman,..................       1998    300,000     68,069         93,789(1)            --
Chief Executive Officer                            1997    300,000    108,718         54,023(1)            --
and President                                      1996    300,000    100,000         65,692(1)            --

Kozo Terada,................................       1998    150,000         --         23,525(2)        25,000
Vice President, Treasurer                          1997    145,000     25,000         25,370(2)            --
and Chief Financial Officer                        1996    128,673         --         22,788(2)            --

Ronald J. Richards..........................       1998    115,200         --         15,610(3)         9,000
Vice President Sales                               1997    109,857     13,110         28,751(3)            --
                                                   1996     99,750     19,483          9,236(3)            --

Robert B. Lewis.............................       1998     90,010         --         26,925(4)        25,000
Vice President and                                 1997     71,446     15,000         29,949(4)            --
General Manager                                    1996     64,770     15,000         30,243(4)            --

Peter Schwartz..............................       1998     89,288(5)        --        18,419(6)       10,000
Senior Vice President

------------------------

(1) Includes non-accountable travel expense allowance, disability insurance, tax return preparation fee, payment of health care expenses not covered by the Company's employee health care plan, $9,999, $9,500 and $9,500 for 1998, 1997 and 1996 respectively contributed by the Company for Mr. Lewis under the Company's 401(k) plan, $-0-, $5,459 and $5,460 for 1998, 1997 and 1996 respectively contributed by the Company for Mr. Lewis pursuant to the Company's Profit Sharing Plan, $17,674, $11,068 and $15,522 for 1998, 1997
    and 1996 respectively for car lease, insurance and repair expenses and $40,742, $5,769 and $-0- for 1998, 1997 and 1996 respectively for the buy out of accrued but unused vacation time. Does not include any amount related to a ten-year fixed premium Key Man life insurance policy on the life of Mr. Lewis as to which the Company is the owner and currently the beneficiary (See "Employment Agreements" for additional information relative to the policy.)

(2) Includes non-accountable travel expense allowance, disability insurance, payment of health care expenses not covered by the Company's health care plan, of $9,999 $9,483 and $5,000 in 1998, 1997 and 1996 respectively contributed by the Company for Mr. Terada pursuant to the Company's 401(k) plan, $-0-, $4,816 and $4,816 in 1998, 1997 and 1996 respectively contributed by the Company for Mr. Terada under the Company's Profit Sharing Plan and $7,805, $7,427 and $9,537 in 1998, 1997 and 1996 respectively for car lease and insurance payments.

(3) Includes disability insurance, car lease and insurance payments, and $-0-, $3,293 and $3,418 in 1998, 1997 and 1996 respectively contributed by the Company for Mr. Richards under the Company's Profit

    Sharing Plan and $5,000 in 1998 contributed by the Company for Mr. Richards pursuant to the Company's 401(k) plan. Includes one-time payments by the Company of $11,306 in 1997 in relocation expenses, $9,987 for a relocation incentive bonus in 1997, and $6,517 in moving expenses in 1998.

(4) Includes non-accountable travel expense allowance, disability insurance, payment of health care expenses not covered by the Company's health care plan, $5,000 in each of 1998, 1997 and 1996 contributed by the Company for Mr. Robert Lewis pursuant to the Company's 401(k) plan, $-0-, $1,924 and $2,792 in 1998, 1997 and 1996 respectively contributed by the Company for Mr. Robert Lewis under the Company's Profit Sharing Plan, $8,630, $10,352 and $12,174 in 1998, 1997 and 1996 respectively for car lease and insurance payments and $5,800 in each of 1998, 1997 and 1996 respectively paid by the Company for Mr. Robert Lewis' life insurance.

(5) Mr. Schwartz joined the Company in May, 1998 and his annual compensation is based on the period of May through December 1998.

(6) Includes non-accountable travel expense allowance, payment of health care expenses not covered by the Company's health care plan, $5,000 contributed by the Company for Mr. Schwartz pursuant to the Company's 401(k) plan and $8,107 for car lease and insurance payments.

1998 OPTION/SAR GRANTS TABLE

    Set forth below is an Option/SAR Grants table concerning individual grants of stock options and SARs made during the last completed fiscal year to each of the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                           ------------------------------------------------------------        VALUE AT
                                             NUMBER OF    PERCENT OF TOTAL                                  ASSUMED ANNUAL
                                            SECURITIES      OPTIONS/SARS                                    RATES OF STOCK
                                            UNDERLYING       GRANTED TO                                   PRICE APPRECIATION
                                           OPTIONS/SARS     EMPLOYEES IN      EXERCISE OR                 FOR OPTION TERM(1)
                                              GRANTED      FISCAL YEAR(2)     BASE PRICE    EXPIRATION   ---------------------
NAME                                            (#)              (%)            ($/SH)        DATE(3)      5%($)      10%($)
-----------------------------------------  -------------  -----------------  -------------  -----------  ---------  ----------
Leslie B. Lewis..........................          -0-               --               --            --          --          --
Kozo Terada..............................          -0-               --               --            --          --          --
Peter Schwartz...........................       10,000            38.46            7.125       4/30/08   $  44,809  $  113,551
Ronald Richards..........................          -0-               --               --            --          --          --
Robert Lewis.............................          -0-               --               --            --          --          --

------------------------

(1) The dollar gains under these columns result from calculations assuming hypothetical growth rates as set by the Commission and are not intended to forecast price appreciation of the Common Stock.

(2) In fiscal 1998, options to purchase a total of 26,000 shares of Common Stock were granted to employees of the Company and its subsidiary.

(3) These options vest in three (3) equal annual installments beginning one year from the date of grant. These options are subject to earlier termination upon certain events related to termination of employment.

                     1998 FISCAL YEAR-END OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                       SECURITIES        VALUE OF
                                                                                       UNDERLYING       UNEXERCISED
                                                                                      UNEXERCISED      IN-THE-MONEY
                                                                                        OPTIONS           OPTIONS
                                                                                     AT FISCAL YEAR   AT FISCAL YEAR
                                                                                         END(#)           END($)
                                                                                     --------------  -----------------
                                                                                      EXERCISABLE/     EXERCISABLE/
NAME                                                                                 UNEXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------  --------------  -----------------
Leslie B. Lewis....................................................................        0                    --
Kozo Terada........................................................................    16,666/8,334            0/0
Ronald J. Richards.................................................................     6,000/3,000            0/0
Robert B. Lewis....................................................................    16,666/8,334            0/0

    There were no option exercises by the named executive officers in 1998.

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on May 15, 1996 (the date of the Company's initial public offering) and ending December 31, 1998 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period; assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return during such period of The NASDAQ Stock Market Index and a Peer Issuer Index which consists of the performance of the securities of MFRI, Inc., a company engaged in a similar industry as the Company, assuming a $100 investment on May 15, 1996. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            NASDAQ
Measurement Period                           Peer Group   Stock Market
(Fiscal Year
Covered)              Asahi/America, Inc.         Index          Index
5/15/96                           $100.00       $100.00        $100.00
12/31/96                           $87.84       $117.59        $102.89
12/31/97                           $65.54       $125.92        $125.86
12/31/98                           $32.43        $74.07        $177.52
                                                DOLLARS

                                                                                       NASDAQ
MEASUREMENT PERIOD                                                       PEER       STOCK MARKET
(FISCAL YEAR COVERED)                           ASAHI/AMERICA, INC.  ISSUER INDEX       INDEX
----------------------------------------------  -------------------  -------------  -------------
05/15/96......................................          100.00            100.00         100.00
12/31/96......................................           87.84            117.59         102.89
12/31/97......................................           65.54            125.92         125.86
12/31/98......................................           32.43             74.07         177.52

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement with Mr. Lewis which was amended and restated in its entirety in December 1997 and further amended in April 1999. The agreement is for an initial term of three years, which commenced on January 1, 1996, and which is automatically extended for additional one year periods thereafter unless either party gives the appropriate notice of non-renewal forty-five days prior to the end of a term. Mr. Lewis' agreement provides for an annual base salary of $300,000 ($330,000 during any extension period commencing with 1999). Mr. Lewis is also eligible to receive an annual bonus equal to the sum of (i) $100,000 multiplied by a fraction (not greater than one), the numerator of which is the Company's net operating income ("NOI") for such year and the denominator of which is the Company's target net operating income ("Target NOI") specified in the agreement for that year plus (ii) an amount equal to 10% of the amount by which NOI for the year exceeds Target NOI for the year. For purposes of the agreement, NOI is the Company's net income before taxes, depreciation, amortization and certain other defined expenses. To the extent that NOI exceeds Target NOI for any year, it is Mr. Lewis' option to include such excess in the calculation of the Target NOI for the given year or to carry forward the amount and add it to NOI in the following year. Pursuant to the agreement, the Company is obligated to maintain Key Man life insurance on Mr. Lewis in the amount of $5 million, and if Mr. Lewis is still employed with the Company on December 31, 2005, to use the accumulated cash surrender value of the policy, if any, in excess of total premiums paid (which will be refunded to the Company) to fund a retirement benefit for Mr. Lewis, and he has the right thereafter to designate the beneficiary under the policy. In the event that Mr. Lewis leaves the employ of the Company without cause or due to a Change in Control (both as defined in the agreement) within the 10 year period, the Company is obligated to continue to maintain the policy thereafter at the Company's expense. Following such an event, in the event of Mr. Lewis' death the Company would receive payment in the aggregate amount of all premiums paid by it and the remainder of the proceeds would be payable to Mr. Lewis' designated beneficiaries. Mr. Lewis' rights relative to the policy are to be secured by an interest in the policy. In the event Mr. Lewis' employment is terminated without cause or he resigns for "Good Reason" (as defined in the employment agreement), Mr. Lewis is entitled to severance pay consisting of his base salary at the time of termination for a period of twenty-four months, including bonus and other benefits. In addition, if there is a termination of Mr. Lewis in connection with a "Change in Control" (as such events are defined in Mr. Lewis' agreement), Mr. Lewis is entitled to receive a sum equal to 2.99 times his "base amount" within the meaning of Section 280G(b)(3) of the Internal Revenue Code.

    The Company's employment agreement with Mr. Terada was amended and restated effective January 1, 1999 and terminates on December 31, 1999. Under the agreement, Mr. Terada is entitled to base compensation of $155,000. Mr. Terada will be entitled to receive bonuses at such times and in such amounts as the Committee may determine in its discretion. The agreement is automatically extended for additional one year periods thereafter unless either party gives appropriate notice of non-renewal at least forty-five days prior to the end of a term. In the event Mr. Terada's employment is not extended, or his employment is otherwise terminated for reasons other than death, disability or "cause" as defined in the agreement Mr. Terada shall be entitled to severance benefits consisting of his base salary at the time of termination for twelve months.

STOCK OPTION PLANS

    1996 EQUITY INCENTIVE PLAN. The Company's 1996 Equity Incentive Plan ("Equity Plan") was adopted by the Board of Directors and stockholders of the Company on March 11, 1996, and was effective as of

May 15, 1996. A total of 330,000 shares of Common Stock have been reserved for awards under the Equity Plan. The Equity Plan is intended to be an incentive to the key employees of, and persons who provide services to, the Company by enabling them to acquire or increase their proprietary interest in the Company. The Equity Plan is administered by the Compensation Committee of the Company's Board of Directors ("Committee"). The Committee may make awards under the Equity Plan in the form of stock options (both qualified and non-qualified), stock appreciation rights, performance shares, restricted stock or stock units. The Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the award and to fix all terms of any awards granted. Qualified stock options (which are intended to qualify as incentive stock options under section 422 of the Internal Revenue Code) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for qualified options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares as to which a qualified stock option becomes exercisable in any year may not exceed $100,000. The term of qualified stock options may not exceed ten years (five years in the case of options granted to any 10% stockholder of the Company). Non-qualified stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price in the case of options, purchase price, restrictions on transfer, forfeiture and other provisions) as the Committee may determine. The Equity Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

    INDEPENDENT DIRECTORS' STOCK OPTION PLAN. The Board of Directors adopted an Independent Directors' Stock Directors' Stock Option Plan which was approved by the Company's stockholders on March 11, 1996, effective as of the closing of the Company's public offering. The Plan was amended by the Board of Directors in 1998 to provide that an aggregate of 30,000 shares of Common Stock shall be reserved under the Plan. The Plan authorizes the issuance of an option to each Director who is neither an employee of the Company nor the holder of, or affiliated with a holder of, five percent or more of the Company's Common Stock, to purchase up to 10,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of election to the Board of Directors. Pursuant to the plan, each of Messrs. Bloomberg and Gerson received a five-year fully vested option to purchase 10,000 shares of Common Stock upon the Company's public offering. Mr. Reid received a five-year fully vested option to purchase 10,000 shares of Common Stock upon his election to the Board of Directors in April 1998.

                       OWNERSHIP OF COMPANY COMMON STOCK

    The following table sets forth certain information as of March 31, 1998, with respect to the Company's Common Stock owned by (i) each Director of the Company, (ii) all executive officers who are not Directors, (iii) all Directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to beneficially own more than five percent of the Company's capital stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

NAME AND, WITH RESPECT TO OWNER
  OF MORE THAN 5%, ADDRESS                                                                   NUMBER     PERCENT(1)
-----------------------------------------------------------------------------------------  ----------  -------------
Leslie B. Lewis (2)......................................................................     931,030         27.3%
  President, Chief Executive Officer
  and Chairman of the Board
    C/O ASAHI/AMERICA, INC.
    35 GREEN STREET
    MALDEN, MA 02148

Nannette S. Lewis, Director (3)..........................................................     932,530         27.4%

Jeffrey C. Bloomberg, Director (4).......................................................      17,500            *

Samuel J. Gerson, Director (5)...........................................................      15,000            *

Masashi Uesugi, Director.................................................................          --

Masahiro Inoue, Director.................................................................          --

Martin J. Reid, Director (5).............................................................      10,000            *

Kozo Terada, Vice President, Treasurer (6)...............................................      28,320            *
  and Chief Financial Officer

Peter Schwartz (7).......................................................................       3,333            *

Ronald J. Richards, Vice President Sales (8).............................................      11,319            *

Robert B. Lewis, Vice President..........................................................      26,540            *
  and General Manager (9)

Asahi Organic Chemicals..................................................................     491,470         14.4%
  Industry Co., Ltd.
    15-9, UCHIKANDA 2 CHOME
    CHIYODAKU, TOKYO JAPAN

Nichimen Corporation (10)................................................................     491,470         14.4%
    1-23, SHIBA 4-CHOME
    MINATO-KU, TOKYO 108 JAPAN

Nichimen America Inc. (10)...............................................................     147,585          4.3%
    1185 AVENUE OF THE AMERICAS
    NEW YORK, NY 10036

David Baker (11).........................................................................     207,257          6.1%

Wellington Trust Company, N.A. (12)......................................................     268,000          7.9%
    75 STATE STREET
    BOSTON, MA 02109

NAME AND, WITH RESPECT TO OWNER
  OF MORE THAN 5%, ADDRESS                                                                   NUMBER     PERCENT(1)
-----------------------------------------------------------------------------------------  ----------  -------------
Wellington Management Company LLP (12)...................................................     268,000          7.9%
    75 STATE STREET
    BOSTON, MA 02109

All Directors and executive..............................................................   1,037,032         29.7%
  officers as a group (11 persons)

------------------------

*   Less than one percent.

(1) Percentage ownership of Common Stock is based on 3,405,000 shares issued and outstanding plus 92,333 shares subject to options exercisable within sixty
    (60) days of March 31, 1999 held by the stockholder or group.

(2) Leslie B. Lewis and Nannette S. Lewis are husband and wife. Includes 207,257 shares owned by David Baker. Pursuant to a voting trust, Mr. Lewis has voting control over the shares, and he also holds a currently exercisable option and right of first refusal to purchase the shares. Does not include approximately 968 shares held in Mr. Lewis' 401(k) account.

(3) Represents shares beneficially owned by Mrs. Lewis' spouse, Leslie B. Lewis and 1,500 shares owned by Mrs. Lewis' son as to which she is custodian.

(4) Includes 2,500 shares for which Mr. Bloomberg serves as custodian pursuant to the terms of a gift to his children under the Uniform Gift to Minors Act and includes 10,000 shares of Common Stock subject to currently exercisable options.

(5) Includes 10,000 shares of Common Stock subject to currently exercisable options owned by Mr. Gerson and Mr. Reid respectively.

(6) Includes 25,000 shares of Common Stock subject to options owned by Mr. Terada and exercisable within 60 days of March 31, 1999.

(7) Includes 3,333 shares of Common Stock subject to options owned by Mr. Schwartz and exercisable within 60 days of March 31, 1999.

(8) Includes 9,000 shares of Common Stock subject to options owned by Mr. Richards and exercisable within 60 days of March 31, 1999. Does not include approximately 174 shares held in Mr. Richards' 401(k) account.

(9) Includes 25,000 shares of Common Stock subject to options owned by Robert Lewis and exercisable within 60 days of March 31, 1999. Does not include approximately 870 shares held in Mr. Lewis' 401(k) account.

(10) All Nichimen Corporation amounts and percentages include shares owned by Nichimen America Inc. as Nichimen Corporation may be deemed to be the beneficial owner of such shares.

(11) Pursuant to a voting trust, Leslie B. Lewis has voting control over the 207,257 shares owned by David Baker, and Mr. Lewis also holds a currently exercisable option and right of first refusal to purchase the shares.

(12) Both Wellington Trust Company, N.A. and Wellington Management Company LLP have shared voting and dispositive power over 268,000 shares which are owned of record by their respective clients who have the right to receive or the power to direct the receipt of, dividends from or the proceeds from the sale of such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Asahi Organic Chemicals Industry Co., Ltd. ("AOC"), a principal stockholder of the Company has been the principal supplier of valves to the Company for more than 20 years. The Company purchased a total of approximately $10.4 million, $9.7 million and $10.3 million of valves from AOC in the years ended December 31, 1996, 1997 and 1998 respectively. The Company purchases products from AOC at AOC's list price. Under its contract with the Company, AOC has the right to revise the price list "in good faith."

    Since August 1992, the Company has purchased valves from AOC through Nichimen Corporation and Nichimen America Inc. The two latter companies are responsible for all export (from Japan) and import (into the United States) arrangements, including all documentation, transportation arrangements and custom clearance in Japan and in the United States, and Nichimen America Inc. sells the valves to the Company on open account up to $8,000,000, eliminating the costly letter of credit arrangements previously required in connection with direct purchases from AOC. Prior to this arrangement with Nichimen Corporation and Nichimen America Inc., the Company had been required to pay for substantially all shipments from AOC with irrevocable letters of credit, which the Company financed with bank borrowing. For their services, Nichimen Corporation and Nichimen America Inc. are paid by AOC a combined mark-up of approximately 8% of the invoiced price of the Company's purchases from AOC. For the years ended December 31, 1996, 1997 and 1998, the total mark-up was approximately $830,000, $775,000 and $824,000, respectively. Nichimen Corporation and Nichimen America Inc. are parties to the Company's Distributorship Agreement with AOC.

    Mr. Leslie B. Lewis, President and Chief Executive Officer of the Company, was indebted to the Company in the amount of $157,500 as of December 31, 1998. The original loan to Mr. Lewis of $350,000, which was made to him in October 1991, is evidenced by an amended loan agreement dated March 31, 1993. Under the amended loan agreement, interest began to accrue on January 1, 1996, at prime plus one percentage point. The principal is payable in equal quarterly installments plus accrued interest through the first quarter of 2001.

    Mr. Bloomberg is a shareholder and a Director of New England Audio Company, Inc., of which his brother is the Chief Executive Officer, and which sold the Company approximately $82,291 in videocamera equipment in fiscal 1997 related to a sales promotion program run by the Company. The Company engaged Mr. Bloomberg during 1998 to provide merger and acquisition consulting services. He was paid $11,593 for such services.

    In connection with the Company's recent purchase and renovation of a facility adjacent to its headquarters and the correlated renovations to its existing facility, the Company retained Nannette Lewis Interiors, Inc. ("NLI") to perform interior design services. The Company paid NLI approximately $11,295 in 1997 for products and services. Nannette Lewis, a Director of the Company, is the sole stockholder of NLI.

    Mr. Leslie B. Lewis, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, is married to Nannette Lewis, a Director of the Company, and is the father of Robert B. Lewis, a Vice President and General Manager of the Company.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of stockholders of the Company (including director nominations) intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company not later than December 30, 1999 to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders. Nominations and proposals of stockholders may be submitted to the Company for consideration at the 2000 Annual Meeting of Stockholders if certain conditions set forth in the Company's By-laws are satisfied, although such nominations and proposals will not be included in the proxy statement and form of proxy relating to that annual meeting unless submitted in accordance with the time limits and other requirements set forth above and in the related rules of the Securities and Exchange Commission. See "Election of Directors--The Board of Directors and Its Committees."

                             ADDITIONAL INFORMATION

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied, with the exception of the late filing of a Form 5 by Nannette S. Lewis with respect to 1,500 shares of Common Stock acquired by her son, and as to which she is custodian.

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR 1998 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, ASAHI/AMERICA, INC., 35 GREEN STREET, MALDEN, MASSACHUSETTS 02148.

                                       18                               151+PS99

                                    PROXY

                             ASAHI/AMERICA, INC.

                               36 Green Street
                         Malden, Massachusetts 02148
                 Annual Meeting of Stockholders - May 26, 1999
              Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Leslie B. Lewis and Kozo Terada as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of Asahi/America, Inc. to be held at the offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts 02110, on Wednesday, May 26, 1999, at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------                                                   --------------
/ SEE REVERSE /    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    / SEE REVERSE /
/     SIDE    /                                                  /     SIDE    /
--------------                                                   --------------

                               ASAHI/AMERICA, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Wednesday, May 26, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Asahi/America, Inc.

                                  DETACH HERE


/X/ Please mark
    votes as in
    this example.


   1. Election of Directors to terms expiring at the 2002 Annual Meeting of stockholders.

      Nominees: Masahiro Inoue and Martin J. Reid

           FOR            WITHHELD
          /  /              /  /


      /  / ______________________________________
           For all nominees except as noted above

   2. Ratification of the appointment of Arthur Andersen LLP as Independent Auditors of the Company.

                     FOR      AGAINST     ABSTAIN
                    /  /       /  /        /  /

   3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /  /

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her vote.

Signature:_________________ Date:______ Signature:________________ Date: ______